CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 48 to Registration Statement No. 2-87775 on Form N-1A of our report dated February 19, 2010 relating to the financial statements and financial highlights of the Ultra Series Fund, including Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Money Market Fund, Bond Fund, High Income Fund, Diversified Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Value Fund, Mid Cap Growth Fund, Small Cap Value Fund, Small Cap Growth Fund, Global Securities Fund, International Stock Fund, Target Retirement 2020 Fund, Target Retirement 2030 Fund, and Target Retirement 2040 Fund appearing in the Annual Report on Form N-CSR of the Ultra Series Fund for the year ended December 31, 2009 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
April 16, 2010